UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

                                 Date of Report

                                 (Date of earliest

                                 event reported):                         June 17, 2013

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

                                     (303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2013, J. Douglas Lang, the Vice President, Reservoir Engineering/Acquisitions of Whiting Petroleum Corporation (the “Company”) informed the Company that he will retire from the Company effective June 30, 2013.

On June 17, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the payment of a bonus to Mr. Lang, which will be paid pursuant to the terms of the Noncompetition Agreement described below. The Committee determined to approve such payment:

•	To reward Mr. Lang for his substantial contributions to the Company in the last two years, during which period he delayed retirement at the Company’s request.

•

To partially compensate Mr. Lang for the forfeiture as a result of his retirement of 56,639 shares of restricted stock, which were granted in 2011, 2012 and 2013 and valued at approximately $2.7 million at the time the Committee took its action, and for not receiving a grant under the Company’s Production Participation Plan for his partial year of service during 2013.

Payment of the bonus in two installments of $525,000 each will be contingent on Mr. Lang’s compliance with terms of a Noncompetition Agreement that he entered into with the Company effective June 17, 2013 (the “Agreement”), which provides that Mr. Lang may not engage in activities competitive with the business of the Company until December 31, 2015. The Agreement provides that the Company will pay the first installment on March 31, 2014 and the second installment on March 31, 2015, subject in each case to Mr. Lang’s continued compliance with the noncompetition covenant in the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(10.1)	Noncompetition Agreement, between J. Douglas Lang and Whiting Petroleum Corporation, effective as of June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: June 17, 2013	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(10.1)	Noncompetition Agreement, between J. Douglas Lang and Whiting Petroleum Corporation, effective as of June 17, 2013.

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